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                                                                    EXHIBIT 10.4
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                       STOCK BASED LONG TERM INCENTIVE PROGRAM

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1.  PURPOSE

    The purpose of the TELIDENT INC. (the Company) Stock Based Long Term Incentive Plan (the Plan) is to reward senior managers, to retain those managers, and to provide a capital accumulation opportunity that links their interests to those of the shareholders.

    The intent is that the Plan will operate within the parameters of the Company's existing Stock Option Plan and within the number of authorized shares remaining for grant, unless the Compensation Committee (the Committee) deems to amend the Stock Option Plan.

    Grants of stock options under this Plan are predicated on meeting performance goals for the prior year as established by the Committee.

2.  PARTICIPATION

    Participation is at the discretion of the Committee each year.

3.  TIERS OF PARTICIPANTS

         Tier I - President
         Tier II- Vice President

4.  AWARD WEIGHTING

         INCENTIVE STOCK OPTION   NON QUALIFIED STOCK OPTION
         ----------------------   --------------------------
                   100%                     0

5.  VESTING SCHEDULE

    Vesting will be according to the existing Stock Option Plan.

6.  PERFORMANCE MEASURE

    The Committee has established earnings per shares as the performance measure for plan years 1996/1997. The Committee may alter the performance measure or the levels of performance each year.

    For this plan year there will be four levels of performance that will determine the size of the stock options granted at the end of the year. Performance between levels will revert


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    to the lower level.  For example, performance between Level A and B will trigger a Level A award.

                                  EARNINGS PER SHARE
                                  ------------------

         Level A             Level B             Level C             Level D
     $  per share          $  per share       $  per share        $  per share
     ------------          ------------       ------------        ------------
Tier I     50%*                100%           -    150%                200%
Tier II   37.5%                 75%                100%                125%

* Percentage of the base salary of the executive at the end of the year.


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